UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

American National Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39369	30-1221711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza

Galveston, Texas 77550-7999

(Address of Principal Executive Offices) (Zip Code)

(409) 763-4661

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	ANAT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 6, 2021, American National Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Brookfield Asset Management Reinsurance Partners Ltd., an exempted company limited by shares existing under the laws of Bermuda (“Parent”), and Freestone Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). On the terms and subject to the conditions of the Merger Agreement, at the closing, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving entity, which will become an indirect, wholly-owned subsidiary of Parent. The time that the Merger becomes effective is referred to as the “Effective Time.” The Merger was unanimously approved by the Company’s board of directors.

Following execution of the Merger Agreement, each of the Libbie Shearn Moody Trust (the “Trust”), The Moody Foundation (the “Foundation”) and the Moody Medical Research Institute (together with the Trust and the Foundation, the “Consenting Stockholders”) executed and delivered to the Company a written consent (the “Stockholder Written Consents”), approving and adopting the Merger Agreement and the transactions contemplated thereby, including the Merger. Collectively, these three stockholders own 59.8% of the issued and outstanding shares of common stock of the Company (“Common Stock”), thereby constituting a majority of those shares. As a result of the execution and delivery of the Stockholder Written Consents, the holders of at least a majority of the outstanding shares of Common Stock have approved and adopted the Merger Agreement. No further approval of the stockholders of the Company is required to adopt and approve the Merger Agreement.

On the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, each issued and outstanding share of the Common Stock will be converted into the right to receive $190.00 in cash without interest (the “Merger Consideration”), for total Merger Consideration of approximately $5.1 billion.

On the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, each outstanding and unvested restricted share award and restricted stock unit award will vest and be converted into the right to receive a cash payment equal to the Merger Consideration multiplied by the total number of shares of Common Stock subject to such award prior to the Effective Time.

The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including: (i) there being no law or injunction prohibiting consummation of the Merger; (ii) subject to specified materiality standards, the accuracy of the representations and warranties of the other party; and (iii) compliance by the other party in all material respects with its covenants. Parent’s and Merger Sub’s obligations are also conditioned upon the absence of a material adverse effect on the Company and the absence of any burdensome condition (as defined in the Merger Agreement) imposed by any regulators as part of the regulatory approval process.

Parent has received an equity commitment letter from Brookfield Asset Management Inc., the aggregate proceeds of which will provide Parent with the funds needed to consummate the Merger, including to pay the aggregate Merger Consideration pursuant to the Merger Agreement. The equity commitment will be reduced by the amount of any debt actually funded at closing if and to the extent that such debt financing is used to fund the payment of Merger Consideration. The completion of the Merger is not conditioned on receipt of financing by Parent.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. Among other things, the Company and its subsidiaries are required to conduct their respective businesses and operations in the ordinary course of business until the Merger is consummated. The Merger Agreement permits the Company to continue to pay regular quarterly cash dividends not to exceed $0.82 per share of Common Stock prior to completion of the Merger.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that, upon termination of the Merger Agreement, under certain circumstances, the Company may be required to pay Parent a termination fee equal to $178.5 million.

If the Merger has not closed by May 6, 2022 (“Outside Date”), either the Company or Parent may terminate the Merger Agreement. However, if the closing has not occurred because (a) any applicable waiting period under any antitrust law relating to the Merger has not expired or been terminated or (b) certain governmental approvals or prior written non-disapprovals have not been obtained, and all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing) or waived, the Outside Date will be August 6, 2022.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference, and is intended to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to, and solely for the benefit of, each other. Any inaccuracies in those representations and warranties are subject to waiver by such parties in accordance with the Merger Agreement without notice or liability to any other person. In addition, some representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between the Company, Parent and Merger Sub, rather than to establish matters as facts. Persons other than the parties to the Merger Agreement should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances as of the date of the Merger Agreement or as of any other date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Designation of Additional Participants under the Executive Severance Plan. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 26, 2021, the Board of Directors of the Company (the “Board”) adopted the American National Group, Inc. Executive Severance Plan (the “Severance Plan”) on April 21, 2021. The Severance Plan provides severance benefits to certain officers of the Company and its subsidiaries who are selected by the Compensation Committee of the Board (the “Compensation Committee”) and have entered into a Participation Agreement with the Company (each, a “Participant”), and whose employment is terminated in a “Qualifying Termination,” meaning a termination without “Cause” or resignation with “Good Reason,” in each case as defined in the Severance Plan.

On August 5, 2021, the Compensation Committee designated the following executive officers as Participants under the Severance Plan, subject to the timely execution and delivery of a Participation Agreement: (i) David A. Behrens, Executive Vice President, Independent Marketing; (ii) J.D. Johnson, Executive Vice President, Corporate Business Process Officer; and (iii) Hoyt J. Strickland, Executive Vice President, Career Sales and Service Division.

Participation Agreements. In order for a designated individual to be entitled to benefits as a Participant under the Severance Plan, the designated individual must enter into the Participation Agreement presented to them by the Company. Mr. Johnson, Mr. Strickland and Mr. Behrens have each executed a Participation Agreement. Each of these Participation Agreements is in the form prescribed by the Severance Plan, which form was filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2021.

Severance Benefits for Qualifying Termination. If a Participant’s employment terminates in a Qualifying Termination, he or she will receive the following severance benefits:

●	an amount equal to that Participant’s “severance multiple” multiplied by the sum of the Participant’s annual base salary and annual bonus, payable as a lump sum within 15 days after the Participant’s date of termination (but in any event no later than March 15th following the year of such completed fiscal year); and

●	if the Participant timely elects COBRA continuation coverage, reimbursement from the Company for the cost of such COBRA continuation coverage and the amount active employees pay for health coverage through a specified period following the date of termination, as set out in the Participant’s Participation Agreement (or, if earlier, the date the Participant becomes eligible for health insurance coverage under another employer’s plan).

Under the terms of the Participation Agreement for Mr. Behrens and Mr. Strickland, as approved by the Compensation Committee, the severance multiple for each of those executives is 1.0 for any Qualifying Termination, regardless of whether a change of control has occurred. Following a Qualifying Termination, Messrs. Behrens and Strickland would each be eligible for COBRA reimbursement benefits for up to 12 months.

Under the terms of Mr. Johnson’s Participation Agreement, as approved by the Compensation Committee, Mr. Johnson’s Qualifying Termination must occur prior to May 31, 2022 in order for Mr. Johnson to be eligible to receive severance benefits. Mr. Johnson’s severance multiple is 0.5 for any Qualifying Termination prior to that time, regardless of whether a change of control has occurred. In addition, with respect to any Qualifying Termination that occurs prior to that date, Mr. Johnson would be eligible for COBRA reimbursement benefits for up to six months.

If any payments and benefits to be paid or provided to a Participant, whether pursuant to the terms of the Severance Plan or otherwise, would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments and benefits will be reduced to the extent necessary to avoid those excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to the eligible employee.

The foregoing descriptions of the Severance Plan and the Participation Agreement do not purport to be complete and are qualified in their entirety by reference to the descriptions of the Severance Plan and the form of Participation Agreement included in the Company’s Current Report on Form 8-K filed with the SEC on April 26, 2021, as well as to the respective forms of such documents attached as Exhibit 99.1 and Exhibit 99.2, respectively, to that Current Report on Form 8-K.

Amendment of Book Value Unit Awards. In connection with its review of matters involving the Merger, the Compensation Committee reviewed the terms and conditions of the Company’s 2019, 2020 and 2021 book value unit awards issued under the Company’s long term incentive program (“BVUs”). As a result of that review, on August 5, 2021, the Compensation Committee approved the form of amendment (the “BVU Amendment”) for all outstanding 2019, 2020 and 2021 BVUs (“Covered BVUs”). The BVU Amendment addresses the treatment of holders of Covered BVUs in the event their employment with the Company or an affiliate thereof is terminated without “cause” (as defined in the Amendment). Upon such a termination without cause, a holder of Covered BVUs will be entitled to a pro-rated payment with respect to their Covered BVUs (based on the number of months in which such holder remained employed with the Company or an affiliate thereof during the applicable three-year performance period under such Covered BVUs). The BVU Amendment further addresses the mechanism for determining the value of Covered BVUs in the event of a “Change in Control” (as defined in the Amendment). Upon such a Change in Control, the value of the then-outstanding Covered BVUs will be deemed to be equal to their target value (such that a compound annual growth rate of 6.25% will be deemed to be achieved with respect to the target number of such Covered BVUs). Each holder of Covered BVUs will be given the opportunity to execute the Amendment. Covered BVUs are held by approximately 111 Company employees, including each of Company’s named executive officers within the meaning of Schedule 14A under the Exchange Act. Those executive officers are James E. Pozzi, President and Chief Executive Officer; Timothy A. Walsh, Executive Vice President and Chief Operating Officer; David A. Behrens, Executive Vice President, Independent Marketing; J.D. Johnson, Executive Vice President, Corporate Business Process Officer and CIO; and Hoyt J. Strickland, Executive Vice President, Career Sales & Service Division.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Amendment attached as Exhibit 99.2 to this Current Report on Form 8-K. A summary description of the material features of the original 2020 Covered BVUs (which material features generally apply to the original 2019 and 2021 Covered BVUs) is set forth in the Company’s definitive proxy statement filed with the SEC on March 29, 2021.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 6, 2021, the Consenting Stockholders, the holders of a total of 16,065,901 shares of Common Stock, constituting approximately 59.8% of the voting power of the outstanding shares of Common Stock at that time, executed the Stockholder Written Consents adopting and approving the Merger Agreement and the transactions contemplated thereby, including the Merger. The Stockholder Written Consents terminate if the Merger Agreement is terminated in accordance with its terms. No further approval of the stockholders of the Company is required to adopt and approve the Merger Agreement. The Company will file with the SEC as promptly as practicable, and mail to its stockholders, an information statement describing the Merger Agreement and the transactions contemplated thereby, including the Merger.

Item 7.01 Regulation FD Disclosure.

On August 9, 2021, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Notice Regarding Forward-Looking Statements

Except for historical information, all other information in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements the Company or Parent may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the proposed transaction may not be satisfied, (2) regulatory approvals required for the proposed transaction may not be obtained, or required regulatory approvals may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on the Company or Parent or cause certain conditions to closing not to be satisfied, which could result in the termination of the Merger Agreement, (3) the timing of completion of the proposed transaction is uncertain, (4) the business of the Company or Parent may suffer as a result of uncertainty surrounding the proposed transaction, (5) events, changes or other circumstances could occur that could give rise to the termination of the Merger Agreement, (6) there are risks related to disruption of management’s attention from the ongoing business operations of the Company or Parent due to the proposed transaction, (7) the announcement or pendency of the proposed transaction could affect the relationships of the Company or Parent with its clients, operating results and business generally, including on our ability to retain employees, (8) the outcome of any legal proceedings initiated against the Company or Parent following the announcement of the proposed transaction could adversely affect the Company or Parent, including their ability to consummate the proposed transaction and (9) the Company or Parent may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Parent’s Registration Statement on Form F-1 and the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of the Company and Parent on file with the SEC. Neither the Company nor Parent undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or Parent and/or any person acting on behalf of either of them are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this Current Report on Form 8-K is not incorporated by reference into this Current Report on Form 8-K.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including the Company’s information statement in preliminary and definitive form. Stockholders of the Company are strongly advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the proposed transactions. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, these documents, including those incorporated by reference in this Current Report on Form 8-K, excluding all exhibits that have not been specifically incorporated by reference, will also be available for free by visiting the Company’s website at www.americannational.com.

No Offer

No person has commenced soliciting proxies in connection with the Merger referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.

Item 9.01 Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 6, 2021, by and among Brookfield Asset Management Reinsurance Partners Ltd., Freestone Merger Sub Inc. and American National Group, Inc.

Exhibit 99.1	Joint Press Release, dated August 9, 2021, issued by Brookfield Asset Management Reinsurance Partners Ltd. and American National Group, Inc., regarding the Merger

Exhibit 99.2*	Form of Letter Agreement amending outstanding book value units granted to certain employees of American National Group, Inc.

Exhibit 104.	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2021	AMERICAN NATIONAL GROUP, INC.

	By:	/s/ Timothy A. Walsh
Name: Timothy A. Walsh
Title: Executive Vice President and Chief Operating Officer